Exhibit 99.1

News

FOR IMMEDIATE RELEASE

 Contact: Stephanie Goldman/Mark Havenner

The Pollack PR Marketing Group

(310) 556-4443

sgoldman@ppmgcorp.com/mhavenner@ppmgcorp.com

Helios and Matheson Analytics and RedZone

Acquire License to Facial Recognition Technology

From Israeli Biometrics Technology Company, IsItYou™

RedZone MapTM to Integrate Facial Recognition Technology with Its Proprietary

Artificial Intelligence Solution to Enhance Situational Awareness

MIAMI & NEW YORK (May 23, 2017)— Helios and Matheson Analytics Inc. (NASDAQ: HMNY) and RedZone, creator of the RedZone Map™ navigation app, a tool for situational awareness and enhancement of personal safety, announced today that Helios and Matheson Analytics has acquired global licensing rights to IsItYou’s facial recognition technology in the field of crime and terrorism for integration with RedZone Map.

RedZone plans to integrate RedZone Map’s artificial intelligence technology and proprietary real-time crime database with IsItYou’s facial recognition technology. Through the integration of IsItYou and RedZone Map, RedZone plans to enable RedZone Map users to identify persons whose image they are able to capture on the user’s smartphone camera or video, if the identification can be obtained through RedZone’s available data sources and artificial intelligence technology.

In the future, RedZone plans to develop the capability of delivering real-time notifications of criminally active individuals in a user’s area – such as large events or public spaces, by seeking permitted access to publicly located surveillance cameras operated by private enterprises or government entities.

RedZone expects that the integration of IsItYou’s facial recognition technology with RedZone’s real time crime map will further enhance the personal safety of its users in the United States and internationally.

“Through artificial intelligence and facial recognition technology, we will seek to develop the capability to identify dangerous people entering an area and notify our users in real time,” said Ted Farnsworth, founder of RedZone. “Sending notifications to our users of when their safety is more likely at risk, whether at a concert, in a shopping mall, or simply walking down the street, would greatly increase the utility of RedZone Map to our users. This is a key goal in our continuing development of RedZone Map.”

RedZone has begun integrating and plans to continue integrating the facial recognition technology with its real-time crime/navigation app over the coming months.

About RedZone Map

RedZone (Zone Technologies, Inc.) is a state-of-the-art mapping and spatial analysis company with operations in the U.S. and Israel. It has created a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology to guide users to their destinations, giving them a choice of a safer route vs. a riskier route. The app incorporates a social media component, which allows for “it’s happening now” crime reporting coupled with real-time crime data from more than 1,400 local, state, national and global sources. RedZone Map is currently available to iOS and Android users. More information is available on the RedZone Map website. Zone Technologies, Inc., a wholly-owned subsidiary of Helios and Matheson Analytics, Inc. (NASDAQ: HMNY) is the creator of RedZone Map.

About Helios and Matheson

Helios and Matheson Analytics Inc. (NASDAQ: HMNY) provides information technology consulting, training services, software products and an enhanced suite of services of predictive analytics. Servicing Fortune 500 corporations and other large organizations, HMNY focuses mainly on BFSI technology verticals. HMNY’s solutions cover the entire spectrum of IT needs, including applications, data, and infrastructure. HMNY is headquartered in New York, NY and listed on the NASDAQ Capital Market under the symbol HMNY. For more information, visit us www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements.

Such forward-looking statements are based on a number of assumptions. Although HMNY’s management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Risk factors and other material information concerning HMNY are described in its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2016, and any subsequent current and periodic reports, information statements and registration statements filed with the U.S. Securities and Exchange Commission. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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